SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

         Filed by the Registrant [X]
         Filed by a Party other than the Registrant [ ]
         Check the appropriate box:
         [ ] Preliminary Proxy Statement
         [ ] Confidential, for Use of the Commission Only (as permitted by
             Rule 14a-6(e)(2))
         [x] Definitive Proxy Statement
         [ ] Definitive Additional Materials
         [ ] Soliciting Material Pursuant to Section 240.14a-11(c) or
             Section 240.14a-12


                             Obie Media Corporation
-------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


-------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
         [x] No fee required.
         [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

             (1) Title of each class of securities to which transaction applies:

                 --------------------------------------------------------------

             (2) Aggregate number of securities to which transaction applies:

                 --------------------------------------------------------------

             (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

                 --------------------------------------------------------------

             (4) Proposed maximum aggregate value of transaction:

                 --------------------------------------------------------------

             (5) Total fee paid:

                 --------------------------------------------------------------

     [ [ Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange
Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

             (1) Amount Previously Paid:

             ------------------------------------------------------------------

             (2) Form, Schedule or Registration Statement no.:

             ------------------------------------------------------------------


             (3) Filing Party:

             ------------------------------------------------------------------


             (4) Date Filed:

             ------------------------------------------------------------------

                             OBIE MEDIA CORPORATION


                            NOTICE OF ANNUAL MEETING

                                       AND

                                 PROXY STATEMENT


                                  APRIL 3, 1998

                             OBIE MEDIA CORPORATION

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  April 3, 1998


To the shareholders of
Obie Media Corporation:


                  The annual meeting of the shareholders of Obie Media Corporation, an Oregon corporation (the "Company"), will be held at 3 p.m. on April 3, 1998 at the offices of the Company, located at 4211 West 11th Avenue, Eugene, Oregon, for the following purposes:

                  1. To elect a Board of Directors for the current year.

                  2. To transact such other business as may be properly brought before the meeting.

                  The foregoing items of business are more fully described in the proxy statement accompanying this notice.

                  All shareholders are invited to attend the meeting. Shareholders of record at the close of business on March 12, 1998, the record date fixed by the Board of Directors, are entitled to notice of and to vote at the meeting.

                                            By order of the Board of Directors

                                            Dolores M. Mord
                                            Secretary

Eugene, Oregon
March 13, 1998




YOUR VOTE IS IMPORTANT. Whether or not you intend to be present at the meeting, please sign and date the enclosed proxy and return it in the accompanying envelope to ensure that your shares will be voted.

                             OBIE MEDIA CORPORATION

                                 PROXY STATEMENT

                       1998 Annual Meeting of Shareholders


                                  INTRODUCTION

                  The enclosed proxy is solicited by the Board of Directors of Obie Media Corporation (the "Company"), to be used at the annual meeting of shareholders to be held at 3 p.m. on April 3, 1998, and at any and all adjournments thereof. The meeting will be held at the Company's offices located at 4211 West 11th Avenue, Eugene, Oregon 97402. A copy of the notice of the meeting is attached. The Company expects to mail this proxy statement and the proxy to shareholders on or about March 13, 1998.

                  The persons named in the enclosed proxy will vote in the manner directed and, in the absence of such direction, will vote for the election of each of the named nominees for director. As to other items of business that may arise at the meeting, they will vote in accordance with their best judgment. "Abstentions" and "withheld" votes, as well as broker non-votes, will be counted toward the quorum requirement for the meeting but will not be counted for or against any proposal.

                  Any proxy submitted by a shareholder may be revoked by the shareholder at any time before its use by giving notice of such revocation to the Secretary of the Company. If a shareholder attends the meeting and desires to vote in person, his or her proxy will not be used.

                  The solicitation of proxies is being handled by the Company at its own cost, principally through the use of the mails. Brokers, dealers, banks and other nominees will be requested to forward soliciting material to the beneficial owners of the shares and to obtain authorization for the execution of proxies.

                  A copy of the Company's Annual Report to Shareholders for the fiscal year ended November 30, 1997 is enclosed. A copy of the Company's 1997 Annual Report on Form 10-KSB, filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), is included in the Annual Report to Shareholders.

                                  VOTING RIGHTS

                  All holders of record of the Company's Common Stock, without par value ("Common Stock"), at the close of business on March 12, 1998 will be entitled to vote in person or by proxy at the annual meeting. On that date, 3,855,484 shares of Common Stock were outstanding and entitled to vote. The holders of the Common Stock are entitled to one vote for each share of Common Stock held. The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock at the annual meeting will constitute a quorum for the transaction of business.

                 PRINCIPAL SHAREHOLDERS AND MANAGEMENT OWNERSHIP

                  The following table shows, as of February 28, 1998, the number and percentage of outstanding shares of the Company's Common Stock beneficially owned by each person known by the Company to beneficially own 5 percent or more of the Company's Common Stock, by each director, by each of the executive officers named in the Summary Compensation Table, and by all directors and executive officers of the Company as a group.

Name and Address              Amount and Nature               Percentage of
of Beneficial Owner       of Beneficial Ownership(1)           Common Stock


Brian B. Obie                 1,932,409(2)(3)                    50.1%
Eugene, Oregon

Dolores M. Mord                 381,281(2)(3)                     9.9
Eugene, Oregon

Douglas D. Obie                 248,926(4)                        6.5
Seattle, Washington

Christine Obie Barrett          244,526(5)                        6.3
Eugene, Oregon

Randall C. Pape                  12,100(6)                         *
Eugene, Oregon

Stephen A. Wendell               8,000(2)(6)                       *
Eugene, Oregon

Richard C. Williams             13,200(2)(6)                       *
Eugene, Oregon

Steven F. Grover                 5,500(6)                          *
Eugene, Oregon

All officers and directors
as a group (7 persons)        2,357,990(2)(6)                    61.0
------------------
*Less than 1 percent of the outstanding shares.

(1) A person is considered to "beneficially own" any shares: (a) over which such person exercises sole or shared voting or investment power; or (b) of which such person has the right to acquire ownership at any time within 60 days (e.g., through conversion of securities or exercise of stock options). Voting and investment power relating to the above is exercised solely by the beneficial owner, except as indicated otherwise.

(2)   Includes  shares  owned by the  spouses of the named  persons as  follows:
      Brian B. Obie, 27,500 shares; Dolores M. Mord, 94,285 shares; Stephen A. Wendell, 3,300 shares; Richard C. Williams, 2,200 shares; and for all officers and directors as a group, 127,285 shares. All named persons disclaim beneficial ownership of shares owned by their spouses.

(3) Includes 5,500 shares owned by the Company's profit sharing and 401(K) plan. Brian B. Obie and Dolores M. Mord serve as co-trustees of the plan.

(4) Includes 33,160 shares held by Douglas D. Obie as trustee for the benefit of Christine Obie Barrett's minor children. Also includes 5,790 shares beneficially owned by Douglas D. Obie's minor children. Christine Obie Barrett is trustee of those shares.

(5) Includes 5,790 shares held by Christine Obie Barrett as trustee for the benefit of Douglas D. Obie's minor children. Also includes 33,160 shares beneficially owned by Christine Obie Barrett's minor children. Douglas D. Obie is trustee of those shares.

(6) Includes shares subject to options exercisable within 60 days after February 28, 1998, as follows: Randall C. PapE, 1,100 shares; Stephen A. Wendell, 1,100 shares; Richard C. Williams, 1,100 shares; Stephen F.
      Grover, 5,500 shares; and for all officers and directors as a group, 12,100 shares.


                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

            A Board of five directors will be elected. Directors are elected annually. All nominees were elected at the 1997 annual shareholder meeting.

            Any nomination for director submitted by a shareholder must be made in accordance with the Company's Bylaws. Under the Company's Bylaws, any nomination for director submitted by a shareholder must be received by the Secretary no later than March 23, 1998. A shareholder submitting a director nomination must set forth as to each person whom the shareholder proposes to nominate: (i) the name, age, business address and residence address of the nominee, (ii) the principal occupation or employment of the nominee, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the nominee, and (iv) any other information relating to the nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder. The shareholder notice must be accompanied by a signed written consent of each proposed nominee to being named as a nominee and to serve as a director if elected. If shareholders wish to submit nominations for consideration at any subsequent annual shareholder meeting, such submission must be received by the Company's Secretary not less than 30 days before the date of that annual meeting.

            A quorum being present at the shareholder meeting, the five nominees for director receiving the most votes cast in person or by proxy will be elected as directors for the current year. There is no cumulative voting. Shareholders cannot vote for more than five directors. Directors will hold office until the next annual meeting of shareholders or until their successors are duly elected and qualified. All nominees for director have agreed to serve if elected. If any nominee should become unavailable to serve as a director prior to the annual meeting, the persons named in the enclosed proxy will vote for such substitute nominee as may be designated by the Board of Directors.

             There are no family relationships among any of the nominees for director, except that Mr. Obie and Ms. Mord are cousins. Following are background information on the nominees:

            BRIAN B. OBIE, age 56, is the Chairman of the Board, President and Chief Executive Officer of the Company. He was a co-founder of the Company and has served as President and a director of the Company since its inception in 1987. Mr. Obie has 38 years of experience in the out-of-home media industry. He has worked for Obie Industries Incorporated (the Company's former parent corporation) ("Obie Industries") since 1962, serving as its President since 1968. He has been Chairman of the Board of Centennial Bancorp since 1981. He is a former mayor of Eugene, Oregon.

            DOLORES M. MORD, age 64, was a co-founder of the Company and has served as Secretary and a director of the Company since its inception in 1987. She served as Vice President of the Company until September 1996, when she announced her intention to retire as an employee of the Company and become employed exclusively by Obie Industries. This transition is now complete. Ms.
Mord has served as an officer and director of Obie Industries since its formation in 1960; she currently serves as Vice President and a director of Obie Industries. Ms. Mord has 35 years of experience in the out-of-home media industry.

            RANDALL C. PAPE, age 47, became a director of the Company in November 1996. In 1981, he was named President of Pape Bros., Inc., and since 1990 he has held the position of President and Chief Executive Officer of The Pape Group, Inc., a supplier of capital equipment and services which operates as a holding company for Pape Bros., Inc., Flightcraft, Inc., and Hyster Sales Company. From 1973 to the present, he has been President and Chief Executive Officer of Liberty Financial Group (holding company for Liberty Federal Bank, SB; Sanipac, Inc.; and Commercial Equipment Lease Corporation).

            STEPHEN A. WENDELl, age 56, became a director of the Company in November 1996. Since 1995, he has been Chief Financial Officer, director and investor in Umpqua Feather Merchants, Inc. (a manufacturer and distributor of fishing flies and related accessories). From 1992 to 1995, he was an investor and a consultant to Umpqua Feather Merchants, Inc. and other companies, including companies providing advertising and food services. Also, since 1993, Mr. Wendell has been principal shareholder and President of Continental Land and Cattle Company, a residential real estate development company. From 1989 to 1991, he served as Chief Financial Officer of Bohemia Inc. (a forest product company).

            RICHARD C. WILLIAMS, age 58, became a director of the Company in November 1996. He has served as President, Chief Executive Officer and a director of Centennial Bancorp since 1981. He has served as Vice Chairman and Chief Executive Officer of Centennial Bank from 1992, was its Chief Executive Officer from 1992 until January 1998, and was its President from 1977 to 1992. He has been a director of Centennial Bank since 1977.

Board Committees
----------------

            The Company maintains two standing committees, an Audit Committee and a Compensation Committee, but does not maintain a standing nominating committee.

            The Audit Committee reviews and makes recommendations to the Board of Directors with respect to the engagement and discharge of the Company's independent auditors and the terms of such engagement, reviews the policies and procedures of the Company and management with respect to maintaining the Company's books and records, and reviews with the independent auditors the results of the auditing engagement and any recommendations the auditors may have with respect to the Company's financial, accounting or auditing systems. Stephen A. Wendell, Randall C. Pape and Richard
C. Williams serve on the Audit Committee, with Mr. Wendell acting as chairman. The Committee met one time during fiscal 1997.

            The Compensation Committee determines compensation for elected officers of the Company and prepares such reports with respect to such compensation as may be required by law. The Compensation Committee also grants awards under, and administers the Company's 1996 Stock Incentive Plan and considers matters of director compensation. Richard C. Williams, Randall C. Pape and Stephen A. Wendell serve on the Compensation Committee, with Mr. Williams acting as chairman. The Committee did not meet during fiscal 1997.

Board Meetings during 1997 Fiscal Year
--------------------------------------

            The Board of Directors met five times during the 1997 fiscal year, and acted by consent resolutions one time during the year. During the 1997 fiscal year, each director attended all of the meetings of the Board of Directors and all committees of the Board on which the director served.

Compensation of Directors
-------------------------

            Executive officers receive no compensation for serving as directors of the Company. All nonemployee directors receive $5,000 for each year they serve as directors.

            When a nonemployee director initially becomes a director, the Company grants the director a nonqualified stock option for 5,000 shares of Common Stock under the Company's Restated 1996 Stock Incentive Plan. Those options have a term of 15 years and an exercise price equal to the fair market value of the Common Stock on the grant date, as determined by the Board of Directors. The options become exercisable at the rate of 20 percent per year of service as a director.

            Each nonemployee director is granted an option for 1,000 shares on the date of each annual shareholder meeting at which the director is reelected. Those options are granted with the same terms as the options described above.

                               EXECUTIVE OFFICERS

            The executive officers of the Company as of the date of this proxy statement are as follows:
                                                              Has Served
                                                              in Present
Name                    Age      Office                       Office
----                    ---      ------                       ------

Brian B. Obie            56      President and                Since 1987
                                 Chief Executive
                                 Officer

Stephen F. Grover        56      Vice President               Since 1996
                                 and General                  Since 1994
                                 Manager

James W. Callahan        45      Chief Financial Officer      Since 1996

             See "Election of Directors" for biographical information concerning Mr. Obie.

                  STEPHEN F. GROVER, age 56, was appointed Vice President of the Company in September 1996 and has served as the Company's General Manager since 1994. He was the Company's General Sales Manager from 1993 to 1994 and Regional Manager from 1991 to 1992. Mr. Grover has 30 years of experience in the out-of-home media industry.

                  JAMES W. CALLAHAN, age 45, was appointed Chief Financial Officer and Treasurer of the Company in September 1996 and has served in that capacity as an employee of the Company since January 1996. From 1994 to January 1996, he was a consultant filling the role of chief financial officer of the Company. From 1994 to 1997, Mr. Callahan also served in the capacity of chief financial officer of Obie Industries and its subsidiaries. From 1990 to 1994, he served as Chief Financial Officer of Springfield Forest Products, Inc. Mr. Callahan was employed by Arthur Andersen LLP from 1975 to 1990, most recently as a tax partner.

Executive Compensation
----------------------

                  The following table summarizes the compensation paid to the Company's President and Chief Executive and the only other executive officer of the Company whose salary and bonus exceeded $100,000 during the 1997 fiscal year.

                           SUMMARY COMPENSATION TABLE
                           --------------------------

                                                                           Long-Term
                                                                         Compensation
                                                                            Awards

                                         Annual Compensation
                                                                  Securities
                                                                  Underlying       All Other
    Name and Principal                   Salary        Bonus       Options       Compensation
       Position          Fiscal Year       ($)          ($)          (#)            ($)(1)
    ------------------   -----------    ---------    --------      -------       ------------
Brian B. Obie               1997         $157,200     $25,000         --             $3,568
  President and Chief
  Executive Officer         1996          130,001                     --              5,270


Stephen F. Grover           1997          $96,000     $18,000         --             $3,020
  Vice President and
  General Manager           1996           74,750      20,000      27,500             4,997


(1) Represents contributions made, or to be made, by the Company under a profit sharing and 401(k) plan on behalf of the executive officers.

Stock Option Information
------------------------

                  Neither of the executive officers named in the above table received any options for the purchase of the Company's Common Stock during fiscal 1997. Neither of such officers exercised any options during fiscal 1997. The following table sets forth certain information regarding options held by such officers at November 30, 1997:



    Aggregated Option Exercises in Last Fiscal Year and FY-End Option Values
    ------------------------------------------------------------------------

                          Number Securities                   Value of
                       Underlying Unexercised         Unexercised In-the-Money
           Name         Options at FY-End (#)         Options at FY-End ($)(1)
             -----        ---------------------         ------------------------

                      Exercisable   Unexercisable    Exercisable   Unexercisable
                      -----------   -------------    -----------   -------------
 Brian B. Obie            N/A           N/A              N/A            N/A

 Stephen F. Grover       5,500         22,000          $16,225        $64,900

(1) On November 30, 1997, the market price of the Company's Common Stock was $9. For purposes of the foregoing table, stock options with an exercise price less than that amount are considered to be "in-the-money" and are considered to have a value equal to the difference between that amount and the exercise price of the option multiplied by the number of the shares covered by the stock option.

                              CERTAIN TRANSACTIONS

Dividend; Loans to Affiliated Companies
---------------------------------------

                  In November 1996, in connection with the separation of the Company from Obie Industries, the Company distributed a nonrecurring dividend of $1.8 million to Obie Industries to eliminate the Company's net receivable from its affiliated companies. This net receivable, of which $573,000 arose in the year ended November 30, 1996, resulted from noninterest-bearing advances to affiliates, which were due on demand. The net advances during the year ended November 30, 1996, primarily related to funding unprofitable operations of an affiliate that have been discontinued. Future advances, if any, will be made in accordance with the Company's policy for transactions with affiliates, which will require, among other things, approval by a majority of the disinterested, independent directors of the Company. The policy for future transactions is specified on page 8. The dividend satisfied all obligations other than continuing leases between the Company and its affiliated companies.

Outdoor Advertising Structures
------------------------------

                  Until December 31, 1997, the Company leased outdoor advertising structures from MO Partners, in which Brian B. Obie and Dolores M. Mord are partners. The lease agreement required monthly payments of a minimum base rent plus additional rent equal to 5 percent of the gross revenues derived by the Company from advertising displayed on the structures. The minimum base rent payments were $8,500 per month in calendar 1996, and $9,000 per month in 1997. The lease expired at the end of 1997. Total lease expense was $108,000 in each of fiscal 1996 and 1997. On December 31, 1997, the Company exercised its option, which had been granted in 1996, to purchase the outdoor advertising structures of MO Partners for $698,000. Prior to the purchase of the outdoor structures from MO Partners, the Company had guaranteed certain indebtedness of MO Partners, which was $414,729 at November 30, 1997. When the Company exercised its option to purchase the outdoor advertising structures, the Company paid for the structures with a promissory note due in April 1998. Upon payment in full, the Company's guaranty of the MO Partners debt will be released. The Company believes the option price was at least as favorable to the Company as would be available with an unrelated party through arms-length negotiations.

                  MO Partners also owns land that is leased to the Company for two outdoor advertising structures. Lease payments for these properties equal 20 percent of the Company's annual revenues derived from these structures. Lease payments for these two properties were $12,000 in each of fiscal 1996 and 1997. The Company believes that these leases are on terms at least as favorable to the Company as would be available with an unrelated third party through arms-length negotiations.

Office and Production Space
---------------------------

                  Prior to April 1997, the Company rented office and production space in three locations in Eugene, Oregon from Obie Industries and another affiliated company. The Company's rent and lease payments on these properties were $79,000 and $123,000 in fiscal 1996 and 1997, respectively. In April 1997, the Company consolidated its operations in Eugene in a headquarters building at one of these locations. The headquarters building is leased from Obie Industries at market rates.

Loan Agreement
--------------

                  In December  1995 and January  1996,  Brian B. Obie loaned the
Company a total of $200,000. In August 1996, the Company repaid the loan, including interest at an annual rate of 8.5 percent. The Company believes that this loan was on terms at least as favorable to the Company as would be available from unrelated third parties through arms-length negotiations.

                  Until October 31, 1996, the Company had certain borrowing arrangements with Centennial Bank. Those loans were repaid with the proceeds of loans from United States National Bank of Oregon. Brian B. Obie is the Chairman of the Board of Centennial Bancorp, Centennial Bank's parent corporation. Richard C. Williams is the President and Chief Executive Officer of Centennial Bancorp.

Personal Services
-----------------

                  Brian B. Obie, President and Chief Executive Officer of the Company, provides limited services to Obie Industries and its subsidiaries. Mr. Obie is the President of Obie Industries. It is estimated that Mr. Obie spends on average less than 10 percent of his time on Obie Industries matters.

Policy For Future Transactions With Affiliates
----------------------------------------------

                  It is the Company's policy that all proposed transactions by the Company with directors, officers, 5 percent shareholders and their affiliates be entered into only if such transactions are on terms no less favorable to the Company than could be obtained from unaffiliated parties, are reasonably expected to benefit the Company and are approved by a majority of the disinterested, independent members of the Company's Board of Directors.

          COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

                  Section 16(a) of the Exchange Act requires the Company's officers, directors and 10 percent shareholders to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission"). Officers, directors and 10 percent shareholders are required by Commission regulations to furnish the Company with all Section 16(a) forms they file.

                  Based solely on the Company's review of the copies of such forms that the Company received and written representations from the Company's officers and directors, the Company believes that all required forms were timely filed with respect to fiscal 1997, except that Richard C. Williams reported a purchase of shares by his wife's IRA account late.

                         INDEPENDENT PUBLIC ACCOUNTANTS

                  Effective September 24, 1997, the Company dismissed its prior independent accountants, Coopers & Lybrand L.L.P. ("C&L") and retained Arthur Andersen LLP as its new independent accountants. The decision to change accountants was approved by the Company's Board of Directors.

                  During the last two fiscal years and the subsequent interim period to the date of dismissal, C&L's reports on the Company's financial statements did not contain an adverse opinion or disclaimer of opinion, nor were they modified as to uncertainty, audit scope or accounting principles.

                  During the last two fiscal years and the subsequent interim period to the date of dismissal, there were no disagreements between the Company and C&L on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of C&L, would have caused it to make reference to the subject matter of the disagreements in connection with its reports.

                  Effective September 24, 1997, the Company engaged Arthur Andersen LLP as its principal accountant. Arthur Andersen LLP audited the Company's financial statements for the 1997 fiscal year. During the last two fiscal years and the subsequent interim period to the date Arthur Andersen LLP was engaged, the Company did not consult Arthur Andersen LLP regarding: (i) the application of accounting principles to a specified transaction either completed or proposed; (ii) the type of audit opinion that might be rendered on financial statements; or (iii) any matter that was the subject of a disagreement.

                  Representatives  of Arthur  Andersen LLP will be at the annual meeting and will have an opportunity to make a statement if they desire to do so and answer any appropriate questions concerning their report. However, management has been advised that the representatives of Arthur Andersen LLP do not plan to make a statement.

                  The Company will appoint at a later date independent public accountants to audit the Company's financial statements for the 1998 fiscal year. The Board of Directors or the Audit Committee will review the scope of any such audit and other assignments given to the auditors to assess whether such assignments would affect their independence.

                              SHAREHOLDER PROPOSALS

                  Shareholders may only bring business before an annual meeting if the shareholder proceeds in compliance with the Company's Bylaws. For business to be properly brought before the 1998 annual meeting by a shareholder, notice of the proposed business must be given to the Secretary of the Company, in writing, on or before the close of business on March 23, 1998. In order to be valid, a shareholder's notice to the Secretary must set forth as to each matter the shareholder proposes to bring before the annual meeting: (i) a brief description of the matter proposed to be brought before the meeting; (ii) the name and record address of such shareholder; (iii) the number of shares of the Company's Common Stock which are owned beneficially or of record by such shareholder; and (iv) any material interest of the shareholder in the matter. The presiding officer at an annual meeting will determine whether any matter was properly brought before the meeting in accordance with the above provisions. If the presiding officer determines that any matter has not been properly brought before the meeting, he or she will so declare at the meeting, and any such matter will not be considered or acted upon.

                  To be eligible for inclusion in the Company's proxy materials for the 1999 annual meeting of shareholders, a proposal intended to be presented by a shareholder for action at that meeting must, in addition to complying with the shareholder eligibility and other requirements of the rules of the Commission governing such proposals, be received no later than November 13, 1998 by the Secretary of the Company at the Company's executive offices at 4211 West 11th Avenue, Eugene, Oregon 97402.

                  With respect to shareholder nominations of directors, the procedures prescribed by the Bylaws are described under "Election of Directors" above.

                                  OTHER MATTERS

                  While the notice of the annual meeting of shareholders provides for the transaction of such other business as may properly come before the meeting, management does not know of any matters to be presented other than the matter set forth in this proxy statement. If any further business is presented to the meeting, the persons named in the proxies will vote the shares represented by such proxies according to their best judgment.



Eugene, Oregon
March 13, 1998

                             OBIE MEDIA CORPORATION
               Proxy solicited on behalf of the Board of Directors
                  Annual Meeting of Shareholders April 3, 1998

         The undersigned hereby appoints Brian B. Obie and James W. Callahan as proxies with full power of substitution, to represent and vote, as designated below, on behalf of the undersigned, all shares which the undersigned may be entitled to vote at the annual meeting of shareholders of OBIE MEDIA CORPORATION on April 3, 1998, and any adjournment or postponement thereof, with all powers that the undersigned would possess if personally present. Either or both of the proxies may exercise all powers granted hereby.

ELECTION OF DIRECTORS

     [  ]  VOTE FOR all nominees listed below (except as marked to the contrary)

     [  ]  WITHHOLD AUTHORITY to vote for all nominees listed

     (Instruction: To withhold authority to vote for any individual nominee, strike a line through the nominee's name below.)

     Brian B. Obie              Randall C. Pape            Richard C. Williams
     Delores M. Mord            Stephen A. Wendell

         THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED FOR DIRECTOR. IN ADDITION, THE PROXIES MAY VOTE IN THEIR DISCRETION AS TO OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

         Please date and sign exactly as your name or names appear below. If more than one name appears, all should sign. Persons signing as attorney, executor, administrator, trustee, guardian, corporate officer or in any other official or representative capacity, should also provide full title. If a partnership, please sign in full partnership name by authorized person.

                                                Dated:                    , 1998
                                                     ---------------------

                                                --------------------------------

                                                --------------------------------
                                                Signature or Signatures

PLEASE SIGN, DATE AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.